Exhibit 99.1

Crawford & Company®

5335 Triangle Parkway

Peachtree Corners, GA 30092

FOR IMMEDIATE RELEASE

CRAWFORD & COMPANY REPORTS 2022 THIRD QUARTER RESULTS

ATLANTA, (November 8, 2022) -- Crawford & Company® (NYSE: CRD-A and CRD-B), the world’s largest publicly listed independent provider of claims management and outsourcing solutions to carriers, brokers and corporations, today announced its financial results for the third quarter ended September 30, 2022.

The Company’s two classes of stock are substantially identical, except with respect to voting rights and the Company’s ability to pay greater cash dividends on the non-voting Class A Common Stock (CRD-A) than on the voting Class B Common Stock (CRD-B), subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of CRD-A must receive the same type and amount of consideration as holders of CRD-B, unless different consideration is approved by the holders of 75% of CRD-A, voting as a class.

GAAP Consolidated Results

Third Quarter 2022

•
Revenues before reimbursements of $294.9 million, up 2% over $288.5 million for the 2021 third quarter
•
The Company recorded a non-cash goodwill impairment of $36.8 million in the 2022 third quarter
•
Net loss attributable to shareholders of $(15.1) million, compared with income of $11.2 million in the same period last year
•
Diluted loss per share of $(0.31) for both CRD-A and CRD-B, compared with diluted earnings per share of $0.20 for CRD-A and $0.21 for CRD-B in the prior year third quarter

Non-GAAP Consolidated Results

Third Quarter 2022

Non-GAAP consolidated results for 2022 exclude the non-cash, after-tax adjustments for goodwill impairment of $20.9 million, amortization of intangible assets of $1.5 million and the contingent earnout adjustment of $0.7 million. Non-GAAP consolidated results for 2021 exclude a similar adjustment for amortization of intangible assets of $2.2 million.

•
Foreign currency exchange rates decreased revenues before reimbursements by $11.0 million or (4)%. Presented on a constant dollar basis to the prior year, revenues before reimbursements totaled $306.0 million, increasing 6% over $288.5 million for the 2021 third quarter
•
Net income attributable to shareholders, on a non-GAAP basis, totaled $7.9 million in the 2022 third quarter, compared with $13.4 million in the same period last year
•
Diluted earnings per share, on a non-GAAP basis, totaled $0.16 for both CRD-A and CRD-B in the 2022 third quarter, compared with $0.24 for CRD-A and $0.25 for CRD-B in the prior year third quarter
•
Consolidated adjusted operating earnings, on a non-GAAP basis, were $14.2 million, or 4.8% of revenues before reimbursements in the 2022 third quarter, compared with $20.8 million, or 7.2% of revenues, in the 2021 third quarter
•
Consolidated adjusted EBITDA, a non-GAAP financial measure, was $21.9 million, or 7.4% of revenues before reimbursements in the 2022 third quarter, compared with $29.5 million, or 10.2% of revenues, in the 2021 third quarter

Management Comments

“Our third quarter results reflect sustained top-line momentum driven by the strategic investments we are making across the business. Revenues increased 6% on a constant currency basis compared to a strong prior year period, which included pronounced weather events in the U.S. Platform Solutions delivered double-digit revenue growth, aided by strength within Networks and positive contributions from Praxis. At the same time, Broadspire continues a steady return toward pre-Covid activity levels,” commented Mr. Rohit Verma, chief executive officer of Crawford & Company. “Our International Operations remain challenged; however, we are encouraged by the early results of the corrective actions we have implemented, and we remain focused on driving change within this business.”

“I am proud of the way our team responded to recent storm activity in the U.S. including record-high deployments to assist with claims. This has enabled us to deliver excellent service for our clients while building a solid foundation to support momentum going into the fourth quarter. We remain confident in our strategy and our ability to drive growth, take market share, and return value for all our stakeholders,” concluded Mr. Verma.

Segment Results for the Third Quarter

North America Loss Adjusting

North America Loss Adjusting revenues before reimbursements were $66.8 million in the third quarter of 2022, increasing 3.9% from $64.3 million in the third quarter of 2021, including $1.9 million from the edjuster, Inc. acquisition.

The segment had operating earnings of $3.7 million in the 2022 third quarter, decreasing from $4.4 million in the third quarter of 2021. The operating margin was 5.5% in the 2022 quarter and 6.8% in the 2021 quarter.

International Operations

International Operations revenues before reimbursements were $86.1 million in the third quarter of 2022, down (6.3)% from $91.9 million in the same period of 2021, including $1.4 million from the BosBoon and Van Dijk acquisitions. Absent foreign exchange rate decreases of $10.1 million, revenues would have been $96.2 million for the 2022 third quarter.

Operating losses were $(3.8) million in the 2022 third quarter, decreasing from earnings of $1.9 million in the 2021 period. The segment’s operating margin for the 2022 quarter was (4.5)% as compared with 2.1% in the 2021 quarter.

Broadspire

Broadspire segment revenues before reimbursements were $78.4 million in the 2022 third quarter, increasing 3.4% from $75.8 million in the 2021 third quarter.

Broadspire recorded operating earnings of $6.2 million in the third quarter of 2022, representing an operating margin of 7.9%, increasing from $6.9 million, or 9.2% of revenues, in the 2021 third quarter.

Platform Solutions

Platform Solutions revenues before reimbursements were $63.7 million in the third quarter of 2022, up 12.7% from $56.5 million in the same period of 2021, including $5.4 million from the Praxis Consulting acquisition.

Operating earnings were $10.1 million in the 2022 third quarter, increasing over the $9.7 million in the 2021 period. The segment’s operating margin for the 2022 quarter was 15.8% as compared with 17.2% in the 2021 quarter.

Unallocated Corporate and Shared Costs and Credits, Net

Unallocated corporate costs were $1.9 million in the third quarter of 2022, compared with $2.2 million in the same period of 2021. Primary components of this variance were a reduction in incentive compensation, partially offset by the absence of a CEWS benefit in 2021, and an increase in self-insurance costs.

Goodwill Impairment

The Company recognized a $36.8 million pre-tax non-cash goodwill impairment in the third quarter of 2022. This impairment reduced the carrying value of North American Loss Adjusting and Platform Solutions goodwill by $3.4 million and $10.7 million, respectively. The Company's International Operations goodwill was fully impaired with a charge of $22.7 million. This charge was partially offset by a $15.9 million reduction in income tax expense, for a net impact of $20.9 million, or $0.43 per share. Due to the non-discrete income tax treatment of the goodwill impairment, the income tax benefit of the impairment will normalize during the fourth quarter, resulting in a lower anticipated full-year income tax benefit of $3.4 million.

Other Matters

For the 2022 third quarter, the Company recognized no benefit from CEWS as compared with an overall benefit of $1.8 million in the 2021 third quarter recorded between North America Loss Adjusting and Unallocated Corporate Costs.

In addition, the Company recognized a pretax contingent earnout expense totaling $0.9 million in the 2022 third quarter related to the fair value adjustment of earnout liabilities arising from recent acquisitions. This adjustment, which is not a component of operating earnings, is based on favorable changes to projections of acquired entities over the respective earnout periods, which span multiple years.

Balance Sheet and Cash Flow

The Company’s consolidated cash and cash equivalents position as of September 30, 2022, totaled $33.1 million, compared with $53.2 million at December 31, 2021. The Company’s total debt outstanding as of September 30, 2022, totaled $257.4 million, compared with $175.0 million at December 31, 2021.

The Company’s operations used $16.2 million of cash during the first nine months of 2022, compared with $20.0 million provided in 2021. The increase in cash used by operating activities was driven by a $19.9 million increase in the use of payroll and related tax accruals, increased incentive compensation payments of $10.4 million, a $6.5 million increase in the use of billed and unbilled receivables, and $6.1 million of prior year CEWS benefits received that were not present in 2022, offset by a $9.0 million reduction in pension contributions.

The Company made no contributions to its U.S. defined benefit pension plan and $0.5 million in contributions to its U.K. plans for the first three quarters of 2022, compared with $9.0 million in contributions to the U.S. plan and $0.5 million to the U.K. plans in 2021.

During 2022, the Company repurchased 2,656,474 shares of CRD-A and 963,472 shares of CRD-B at an average per share cost of $7.41 and $7.32, respectively. The total cost of share repurchases during 2022 was $26.7 million. There were no shares repurchased during the 2022 third quarter.

Conference Call

As previously announced, Crawford & Company will host a conference call on November 9, 2022, at 8:30 a.m. Eastern Time to discuss its third quarter 2022 results. The conference call can be accessed live by dialing 1-888-396-8049 and using Conference ID 62792241. A presentation for tomorrow’s call can also be found on the investor relations portion of the Company’s website, https://ir.crawco.com. The call will be recorded and available for replay through December 9, 2022. You may dial 1-877-674-7070 and use passcode 792241# to listen to the replay.

Non-GAAP Presentation

In the normal course of business, our operating segments incur certain out-of-pocket expenses that are thereafter reimbursed by our clients. Under U.S. generally accepted accounting principles (“GAAP”), these out-of-pocket expenses and associated reimbursements are required to be included when reporting expenses and revenues, respectively, in our consolidated results of operations. In the foregoing discussion and analysis of segment results of operations, we do not include a gross up of segment expenses and revenues for these pass-through reimbursed expenses. The amounts of reimbursed expenses and related revenues offset each other in our results of operations with no impact to our net income or operating earnings. A reconciliation of revenues before reimbursements to consolidated revenues determined in accordance with GAAP is self-evident from the face of the accompanying unaudited condensed consolidated statements of operations.

Operating earnings is the primary financial performance measure used by our senior management and chief operating decision maker (“CODM”) to evaluate the financial performance of our Company and operating segments, and make resource allocation and certain compensation decisions. Unlike net income, segment operating earnings is not a standard performance measure found in GAAP. We believe this measure is useful to others in that it allows them to evaluate segment and consolidated operating performance using the same criteria used by our senior management and CODM. Consolidated operating earnings represent segment earnings including certain unallocated corporate and shared costs, but before net corporate interest expense, stock option expense, goodwill impairment, amortization of customer-relationship intangible assets, contingent earnout adjustments, income taxes and net income or loss attributable to noncontrolling interests.

Adjusted EBITDA is not a term defined by GAAP and as a result our measure of adjusted EBITDA might not be comparable to similarly titled measures used by other companies. However, adjusted EBITDA is used by management to evaluate, assess and benchmark our operational results. The Company believes that adjusted EBITDA is relevant and useful information widely used by analysts, investors and other interested parties. Adjusted EBITDA is defined as net income attributable to shareholders of the Company with adjustments for depreciation and amortization, net corporate interest expense, goodwill impairment, contingent earnout adjustments, income taxes and stock-based compensation expense.

Unallocated corporate and shared costs and credits include expenses and credits related to our chief executive officer and Board of Directors, certain provisions for bad debt allowances or subsequent recoveries such as those related to bankrupt clients, defined benefit pension costs or credits for our frozen U.S. pension plan, certain unallocated professional fees and certain self-insurance costs and recoveries that are not allocated to our individual operating segments.

Income taxes, net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, and contingent earnout adjustments are recurring components of our net income, but they are not considered part of our segment operating earnings because they are managed on a corporate-wide basis. Income taxes are calculated for the Company on a consolidated basis based on statutory rates in effect in the various jurisdictions in which we provide services and vary significantly by jurisdiction. Net corporate interest expense results from capital structure decisions made by senior management and the Board of Directors, affecting the Company as a whole. Stock option expense represents the non-cash costs generally related to stock options and employee stock purchase plan expenses which are not allocated to our operating segments. Amortization expense is a non-cash expense for finite-lived customer-relationship and trade name intangible assets acquired in business combinations. Contingent earnout adjustments relate to changes in the fair value of earnouts associated with our recent acquisitions. None of these costs relate directly to the performance of our services or operating activities and, therefore, are excluded from segment operating earnings to better assess the results of each segment's operating activities on a consistent basis.

Goodwill impairments arise from time to time due to various factors, but are not allocated to our operating segments since they historically have not regularly impacted our performance and are not expected to impact our future performance on a regular basis.

A significant portion of our operations are international. These international operations subject us to foreign exchange fluctuations. The following table illustrates revenue as a percentage of total revenue for the major currencies of the geographic areas that Crawford does business:

		Three Months Ended				Nine Months Ended
(in thousands)		September 30, 2022		September 30, 2021		September 30, 2022		September 30, 2021
Geographic Area	Currency	USD equivalent	% of total	USD equivalent	% of total	USD equivalent	% of total	USD equivalent	% of total
U.S.	USD	$183,197	62.1%	$175,553	60.8%	$523,650	60.4%	$476,669	58.9%
U.K.	GBP	25,534	8.7%	32,527	11.3%	86,726	10.0%	93,741	11.6%
Canada	CAD	25,661	8.7%	21,102	7.3%	74,596	8.6%	63,139	7.8%
Australia	AUD	24,601	8.3%	20,132	7.0%	63,052	7.3%	58,652	7.2%
Europe	EUR	20,535	7.0%	21,807	7.6%	68,217	7.8%	66,508	8.2%
Rest of World	Various	15,396	5.2%	17,379	6.0%	51,053	5.9%	50,429	6.3%
Total Revenues, before reimbursements		$294,924	100.0%	$288,500	100.0%	$867,294	100.0%	$809,138	100.0%

Following is a reconciliation of consolidated operating earnings to net (loss) income attributable to shareholders of Crawford & Company on a GAAP basis:

	Three Months Ended		Nine Months Ended
(in thousands)	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Operating earnings:
North America Loss Adjusting	$3,678	$4,362	$10,508	$11,804
International Operations	(3,849)	1,947	(7,623)	3,400
Broadspire	6,198	6,939	20,299	20,243
Platform Solutions	10,080	9,724	22,714	22,833
Unallocated corporate and shared costs, net	(1,907)	(2,173)	(5,732)	(4,835)
Consolidated operating earnings	14,200	20,799	40,166	53,445
(Deduct) add:
Net corporate interest expense	(2,903)	(1,648)	(6,201)	(4,443)
Stock option expense	(142)	(296)	(478)	(700)
Amortization expense	(1,998)	(2,877)	(5,784)	(8,426)
Goodwill impairment	(36,808)	—	(36,808)	—
Contingent earnout adjustments	(887)	—	(3,246)	—
Income tax benefit (provision)	13,286	(4,866)	8,092	(10,927)
Net loss attributable to noncontrolling interests	108	83	41	90
Net (loss) income attributable to shareholders of Crawford & Company	$(15,144)	$11,195	$(4,218)	$29,039

Following is a reconciliation of net (loss) income attributable to shareholders of Crawford & Company on a GAAP basis to non-GAAP adjusted EBITDA:

	Three Months Ended		Nine Months Ended
(in thousands)	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net (loss) income attributable to shareholders of Crawford & Company	$(15,144)	$11,195	$(4,218)	$29,039
Add (deduct):
Depreciation and amortization	8,924	9,826	27,379	30,768
Stock-based compensation	808	2,001	4,218	5,564
Net corporate interest expense	2,903	1,648	6,201	4,443
Goodwill impairment	36,808	—	36,808	—
Contingent earnout adjustments	887	—	3,246	—
Income tax (benefit) provision	(13,286)	4,866	(8,092)	10,927
Non-GAAP adjusted EBITDA	$21,900	$29,536	$65,542	$80,741

Following is a reconciliation of operating cash flow to free cash flow for the nine months ended September 30, 2022 and 2021:

Nine Months Ended
(in thousands)	September 30, 2022	September 30, 2021	Change
Net Cash (Used in) Provided by Operating Activities	$(16,195)	$20,043	$(36,238)
Less:
Property & Equipment Purchases, net	(4,983)	(5,251)	268
Capitalized Software (internal and external costs)	(19,933)	(15,372)	(4,561)
Free Cash Flow	$(41,111)	$(580)	$(40,531)

Following are the reconciliations of GAAP Pretax (Loss) Earnings, Net (Loss) Income and (Loss) Earnings Per Share to related non-GAAP Adjusted figures, which reflect 2022 before goodwill impairment, amortization of intangible assets, and contingent earnout adjustments, and for 2021 exclude the amortization of intangible assets:

Three Months Ended September 30, 2022
(in thousands)	Pretax (loss) earnings	Net (loss) income attributable to Crawford & Company	Diluted (loss) earnings per CRD-A share	Diluted (loss) earnings per CRD-B share
GAAP	$(28,538)	$(15,144)	$(0.31)	$(0.31)
Adjustments:
Amortization of intangible assets	1,998	1,499	0.03	0.03
Goodwill impairment	36,808	20,908	0.43	0.43
Contingent earnout adjustments	887	657	0.01	0.01
Non-GAAP Adjusted	$11,155	$7,920	$0.16	$0.16

Three Months Ended September 30, 2021
(in thousands)	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$15,978	$11,195	$0.20	$0.21
Adjustments:
Amortization of intangible assets	2,877	2,158	0.04	0.04
Non-GAAP Adjusted	$18,855	$13,353	$0.24	$0.25

Nine Months Ended September 30, 2022
(in thousands)	Pretax (loss) earnings	Net (loss) income attributable to Crawford & Company	Diluted (loss) earnings per CRD-A share(1)	Diluted (loss) earnings per CRD-B share
GAAP	$(12,351)	$(4,218)	$(0.08)	$(0.09)
Adjustments:
Amortization of intangible assets	5,784	4,338	0.09	0.09
Goodwill impairment	36,808	20,908	0.42	0.42
Contingent earnout adjustments	3,246	2,403	0.05	0.05
Non-GAAP Adjusted	$33,487	$23,431	$0.47	$0.47

Nine Months Ended September 30, 2021
(in thousands)	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share(1)
GAAP	$39,876	$29,039	$0.53	$0.54
Adjustments:
Amortization of intangible assets	8,426	6,320	0.12	0.12
Non-GAAP Adjusted	$48,302	$35,359	$0.65	$0.65

(1) Sum of reconciling items may differ from total due to rounding of individual components.

Following is information regarding the weighted average shares used in the computation of basic and diluted earnings per share:

	Three Months Ended		Nine Months Ended
(in thousands)	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Weighted-Average Shares Used to Compute Basic Earnings Per Share:
Class A Common Stock	28,553	30,711	29,397	30,786
Class B Common Stock	19,848	22,407	20,202	22,438
Weighted-Average Shares Used to Compute Diluted Earnings Per Share:
Class A Common Stock	28,553	31,954	29,397	31,916
Class B Common Stock	19,848	22,407	20,202	22,438

Non-GAAP (1)
Weighted-Average Shares Used to Compute Diluted Earnings Per Share:
Class A Common Stock	28,930	31,954	29,754	31,916
Class B Common Stock	19,848	22,407	20,202	22,438

(1) The Company had a net loss for GAAP reporting during the three and nine months ended September 30, 2022, resulting in no additional dilutive securities added to the basic weighted average shares in calculating diluted weighted average shares for GAAP reporting as their impact would be anti-dilutive. As the Company has Non-GAAP positive net income for the three and nine months ended September 30, 2022, these dilutive securities were added back to calculate Non-GAAP earnings per share.

Further information regarding the Company’s operating results for the three and nine months ended September 30, 2022, financial position as of September 30, 2022, and cash flows for the nine months ended September 30, 2022 is shown on the attached unaudited condensed consolidated financial statements.

About Crawford & Company

Based in Atlanta, Crawford & Company (NYSE: CRD-A and CRD-B) is the world's largest publicly listed independent provider of claims management and outsourcing solutions to carriers, brokers and corporations with an expansive global network serving clients in more than 70 countries. The Company’s shares are traded on the NYSE under the symbols CRD-A and CRD-B. The Company's two classes of stock are substantially identical, except with respect to voting rights and the Company's ability to pay greater cash dividends on the non-voting Class A Common Stock than on the voting Class B Common Stock, subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of Class A Common Stock must receive the same type and amount of consideration as holders of Class B Common Stock, unless different consideration is approved by the holders of 75% of the Class A Common Stock, voting as a class. More information is available at www.crawco.com.

Earnings per share may be different between CRD-A and CRD-B due to the payment of a higher per share dividend on CRD-A than CRD-B, and the impact that has on the earnings per share calculation according to generally accepted accounting principles.

TAG: Crawford-Financial, Crawford-Investor-News-and-Events

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL BRUCE SWAIN AT (404) 300-1051.

This press release contains forward-looking statements, including statements about the expected future financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company’s present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding Crawford & Company, including factors that could cause our actual financial condition, results or earnings to differ from those described in any forward-looking statements, please read Crawford & Company’s reports filed with the SEC and available at www.sec.gov and in the Investor Relations section of Crawford & Company’s website at www.crawco.com.

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In Thousands, Except Per Share Amounts and Percentages)

Three Months Ended September 30,	2022	2021	% Change

Revenues:
Revenues Before Reimbursements	$294,924	$288,500	2%
Reimbursements	11,493	9,062	27%
Total Revenues	306,417	297,562	3%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	221,233	211,017	5%
Reimbursements	11,493	9,062	27%
Total Costs of Services	232,726	220,079	6%

Selling, General, and Administrative Expenses	62,983	60,759	4%
Corporate Interest Expense, Net	2,903	1,648	76%
Goodwill Impairment	36,808	-	nm
Total Costs and Expenses	335,420	282,486	19%

Other Income, Net	465	902	(48)%

(Loss) Income Before Income Taxes	(28,538)	15,978	(279)%
(Benefit) Provision for Income Taxes	(13,286)	4,866	(373)%

Net (Loss) Income	(15,252)	11,112	(237)%

Net Loss Attributable to Noncontrolling Interests	108	83	30%

Net (Loss) Income Attributable to Shareholders of Crawford & Company	$(15,144)	$11,195	(235)%

(Loss) Earnings Per Share - Basic:
Class A Common Stock	$(0.31)	$0.21	(248)%
Class B Common Stock	$(0.31)	$0.21	(248)%

(Loss) Earnings Per Share - Diluted:
Class A Common Stock	$(0.31)	$0.20	(255)%
Class B Common Stock	$(0.31)	$0.21	(248)%

Cash Dividends Per Share:
Class A Common Stock	$0.06	$0.06	—
Class B Common Stock	$0.06	$0.06	—

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In Thousands, Except Per Share Amounts and Percentages)

Nine Months Ended September 30,	2022	2021	% Change

Revenues:
Revenues Before Reimbursements	$867,294	$809,138	7%
Reimbursements	30,564	27,124	13%
Total Revenues	897,858	836,262	7%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	644,948	589,375	9%
Reimbursements	30,564	27,124	13%
Total Costs of Services	675,512	616,499	10%

Selling, General, and Administrative Expenses	193,222	178,120	8%
Corporate Interest Expense, Net	6,201	4,443	40%
Goodwill Impairment	36,808	-	nm
Total Costs and Expenses	911,743	799,062	14%

Other Income, Net	1,534	2,676	(43)%

(Loss) Income Before Income Taxes	(12,351)	39,876	(131)%
(Benefit) Provision for Income Taxes	(8,092)	10,927	(174)%

Net (Loss) Income	(4,259)	28,949	(115)%

Net Loss Attributable to Noncontrolling Interests	41	90	(54)%

Net (Loss) Income Attributable to Shareholders of Crawford & Company	$(4,218)	$29,039	(115)%

(Loss) Earnings Per Share - Basic:
Class A Common Stock	$(0.08)	$0.55	(115)%
Class B Common Stock	$(0.09)	$0.55	(116)%

(Loss) Earnings Per Share - Diluted:
Class A Common Stock	$(0.08)	$0.53	(115)%
Class B Common Stock	$(0.09)	$0.54	(117)%

Cash Dividends Per Share:
Class A Common Stock	$0.18	$0.18	—
Class B Common Stock	$0.18	$0.18	—

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

As of September 30, 2022 and December 31, 2021

Unaudited

(In Thousands, Except Par Values)

	September 30,	December 31,
	2022	2021
ASSETS

Current Assets:
Cash and Cash Equivalents	$33,099	$53,228
Accounts Receivable, Net	137,360	134,458
Unbilled Revenues, at Estimated Billable Amounts	134,646	118,722
Income Taxes Receivable	23,099	4,936
Prepaid Expenses and Other Current Assets	35,532	34,576
Total Current Assets	363,736	345,920

Net Property and Equipment	28,407	33,721

Other Assets:
Operating Lease Right-of-Use Asset, Net	96,364	99,369
Goodwill	76,783	116,526
Intangible Assets Arising from Business Acquisitions, Net	91,285	97,571
Capitalized Software Costs, Net	79,605	75,802
Deferred Income Tax Assets	22,285	21,266
Other Noncurrent Assets	62,103	62,464
Total Other Assets	428,425	472,998

Total Assets	$820,568	$852,639

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

Current Liabilities:
Short-Term Borrowings	$37,696	$10,704
Accounts Payable	42,182	48,470
Accrued Compensation and Related Costs	72,889	96,018
Self-Insured Risks	14,578	13,222
Income Taxes Payable	—	1,200
Operating Lease Liability	23,354	25,238
Other Accrued Liabilities	60,116	76,884
Deferred Revenues	29,876	32,119
Total Current Liabilities	280,691	303,855

Noncurrent Liabilities:
Long-Term Debt and Finance Leases, Less Current Installments	219,680	164,315
Operating Lease Liability	86,556	88,408
Deferred Revenues	24,716	23,786
Accrued Pension Liabilities	10,218	17,892
Other Noncurrent Liabilities	37,374	42,986
Total Noncurrent Liabilities	378,544	337,387

Shareholders’ Investment:
Class A Common Stock, $1.00 Par Value	28,557	30,996
Class B Common Stock, $1.00 Par Value	19,848	20,812
Additional Paid-in Capital	78,364	74,229
Retained Earnings	230,085	266,369
Accumulated Other Comprehensive Loss	(193,971)	(180,441)
Shareholders’ Investment Attributable to Shareholders of Crawford & Company	162,883	211,965
Noncontrolling Interests	(1,550)	(568)
Total Shareholders’ Investment	161,333	211,397

Total Liabilities and Shareholders’ Investment	$820,568	$852,639

CRAWFORD & COMPANY

SUMMARY RESULTS BY OPERATING SEGMENT WITH DIRECT COMPENSATION AND OTHER EXPENSES

Unaudited

(In Thousands, Except Percentages)

Three Months Ended September 30,

	North America Loss Adjusting		%	International Operations		%	Broadspire		%	Platform Solutions		%
	2022	2021	Change	2022	2021	Change	2022	2021	Change	2022	2021	Change

Revenues Before Reimbursements	$66,822	$64,334	3.9%	$86,066	$91,888	(6.3)%	$78,381	$75,804	3.4%	$63,655	$56,474	12.7%

Direct Compensation, Fringe Benefits & Non-Employee Labor	48,476	45,706	6.1%	61,515	62,505	(1.6)%	49,863	47,187	5.7%	42,106	37,904	11.1%

% of Revenues Before Reimbursements	72.5%	71.0%		71.5%	68.0%		63.6%	62.2%		66.1%	67.1%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	14,668	14,266	2.8%	28,400	27,437	3.5%	22,320	21,678	3.0%	11,469	8,846	29.7%

% of Revenues Before Reimbursements	22.0%	22.2%		33.0%	29.9%		28.5%	28.6%		18.0%	15.7%

Total Operating Expenses	63,144	59,972	5.3%	89,915	89,942	(0.0)%	72,183	68,865	4.8%	53,575	46,750	14.6%

Operating Earnings (Loss) (1)	$3,678	$4,362	(15.7)%	$(3,849)	$1,947	(297.7)%	$6,198	$6,939	(10.7)%	$10,080	$9,724	3.7%

% of Revenues Before Reimbursements	5.5%	6.8%		(4.5)%	2.1%		7.9%	9.2%		15.8%	17.2%

Nine Months Ended September 30,

	North America Loss Adjusting		%	International Operations		%	Broadspire		%	Platforms Solutions		%
	2022	2021	Change	2022	2021	Change	2022	2021	Change	2022	2021	Change

Revenues Before Reimbursements	$197,035	$176,844	11.4%	$269,048	$269,624	(0.2)%	$234,949	$225,982	4.0%	$166,262	$136,688	21.6%
											\
Direct Compensation, Fringe Benefits & Non-Employee Labor	143,386	126,584	13.3%	189,819	185,643	2.2%	147,611	139,025	6.2%	110,424	87,472	26.2%

% of Revenues Before Reimbursements	72.8%	71.6%		70.6%	68.9%		62.8%	61.5%		66.4%	64.0%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	43,141	38,456	12.2%	86,852	80,581	7.8%	67,039	66,714	0.5%	33,124	26,383	25.6%

% of Revenues Before Reimbursements	21.9%	21.7%		32.3%	29.9%		28.5%	29.5%		19.9%	19.3%

Total Operating Expenses	186,527	165,040	13.0%	276,671	266,224	3.9%	214,650	205,739	4.3%	143,548	113,855	26.1%

Operating Earnings (1)	$10,508	$11,804	(11.0)%	$(7,623)	$3,400	(324.2)%	$20,299	$20,243	0.3%	$22,714	$22,833	(0.5)%

% of Revenues Before Reimbursements	5.3%	6.7%		(2.8)%	1.3%		8.6%	9.0%		13.7%	16.7%

(1) A non-GAAP financial measurement which represents net income attributable to the applicable reporting segment excluding income taxes, net corporate interest expense, stock option expense, goodwill impairment, amortization of customer-relationship intangible assets, contingent earnout adjustments, and certain unallocated corporate and shared costs and credits. See pages 3 and 4 for additional information about segment operating earnings.

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Year to Date Period Ended September 30, 2022 and September 30, 2021

Unaudited

(In Thousands)

	2022	2021
Cash Flows From Operating Activities:
Net (loss) income	$(4,259)	$28,949
Reconciliation of net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	27,379	30,768
Goodwill impairment	36,808	—
Stock-based compensation	4,218	5,564
Gain on sale of property and equipment	(1,562)	(38)
Increase in contingent consideration valuation	3,246	—
Changes in operating assets and liabilities:
Accounts receivable, net	(9,329)	(7,352)
Unbilled revenues, net	(23,537)	(18,990)
Accrued or prepaid income taxes	(23,162)	(8,627)
Accounts payable and accrued liabilities	(20,612)	6,798
Deferred revenues	(191)	2,130
Accrued retirement costs	(1,684)	(13,243)
Prepaid expenses and other operating activities	(3,510)	(5,916)
Net cash (used in) provided by operating activities	(16,195)	20,043

Cash Flows From Investing Activities:
Acquisitions of property and equipment	(4,983)	(5,251)
Capitalization of computer software costs	(19,933)	(15,372)
Proceeds from settlement of life insurance policies	—	4,937
Payments for business acquisitions, net of cash acquired	(26,309)	(23,141)
Cash proceeds from sale of property and equipment	3,032	—
Net cash used in investing activities	(48,193)	(38,827)

Cash Flows From Financing Activities:
Cash dividends paid	(8,938)	(9,577)
Repurchases of common stock	(26,749)	(6,076)
Increases in short-term and revolving credit facility borrowings	99,952	58,449
Payments on short-term and revolving credit facility borrowings	(15,129)	(31,808)
Payments of contingent consideration on acquisitions	(2,118)	(1,683)
Other financing activities	(87)	629
Net cash provided by financing activities	46,931	9,934

Effects of exchange rate changes on cash and cash equivalents	(2,351)	1,123
Decrease in cash, cash equivalents, and restricted cash(1)	(19,808)	(7,727)
Cash, cash equivalents, and restricted cash at beginning of year(1)	53,689	44,656
Cash, cash equivalents, and restricted cash at end of period(1)	$33,881	$36,929

(1)The 2022 amounts include beginning restricted cash of $461 at December 31, 2021, and ending restricted cash of $782 at September 30, 2022, which we present as part of "Prepaid expenses and other current assets" on the Balance Sheets.